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                                                                   EXHIBIT 21




  SUBSIDIARIES OF THE COMPANY

  Pacific Gas Transmission Company, a California Corporation, has the following subsidiaries:

                                          Ownership or
                                          Percentage of        State or
                                          Voting              Jurisdiction of
                                          Securities          Incorporation or
       Name of Subsidiary                 Owned               Organization
  ----------------------------------    ---------------     -------------------
  Energy Source, Inc.                          100%            California
  PG&E Energy Source Canada, Inc.              100%            Canada
  PGT Australia Pty Ltd                        100%            Australia
  PGT Nominees Pty Ltd*                        100%            Australia
  PGT Queensland Pty Ltd                       100%            Australia
  PGT Queensland Unit Trust                    100%            Australia
  PGT Victoria Pty Ltd*                        100%            Australia
  PGT Western Australia Pty Ltd*               100%            Australia
  Pacific Gas Transmission International, Inc. 100%            California


  * Created in anticipation of future business activities; currently does no business.